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                                                                    EXHIBIT 23.5

                           CONSENT OF LEHMAN BROTHERS


     We hereby consent to the use of our opinion letter dated October 14, 1998 to the Board of Directors of Kerr-McGee Corporation (the "Company") attached as Appendix C to the Company's Joint Proxy Statement/Prospectus on Amendment No. 2 to Form S-4 (the "Prospectus") and to the references to our firm in the Prospectus under the headings "Summary -- The Merger -- Opinions of Financial Advisors", "The Proposed Merger -- Background of the Merger", "The Proposed Merger -- Kerr-McGee's Reasons for Merger; Recommendation of the Board of Directors of Kerr-McGee" and "The Proposed Merger -- Opinion of Kerr-McGee's Financial Advisor". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.


                                            LEHMAN BROTHERS INC.

                                            By:     /s/ H.E. MCGEE III
                                              ----------------------------------
                                                        H.E. McGee III
                                                      Managing Director

Houston, Texas

January 8, 1999